UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

PAULSON CAPITAL (DELAWARE) CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Delaware	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 NW Lovejoy Street, Suite 720 Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000
N/A Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 8, 2014, Paulson Capital (Delaware) Corp., a Delaware corporation (the “Registrant”), Variation Biotechnologies (US), Inc., a Delaware corporation (“VBI”), and VBI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Merger Sub will merge with and into VBI, with VBI surviving as a wholly owned subsidiary of the Registrant.

At the effective time of the merger, each share of VBI common stock and Series A Preferred Stock will be converted into the right to receive 1.226 shares of the Registrant’s common stock, par value $0.0001 per share (the “Paulson Common Stock”) (as may be adjusted under the Merger Agreement, the “Exchange Ratio”). No fraction of a share of Paulson Common Stock will be issued, but instead each holder of shares of VBI common stock and Series A Preferred Stock who would otherwise be entitled to a fraction of a share of Paulson Common Stock will receive from the Registrant one full share of Paulson Common Stock (i.e., rounded up to the nearest whole share). The total number of shares of Paulson Common Stock to be issued to the former holders of VBI common stock and Series A Preferred Stock at the effective time of the merger would be 42,772,713. These newly issued shares, together with the options to purchase shares of VBI common stock that will be converted into options to purchase shares of Paulson Common Stock (and will be assumed by the Registrant at the effective time of the merger), would represent approximately 41.5% of the shares of Paulson Common Stock on a fully diluted basis after the effective time of the merger (not including shares of Paulson Common Stock issued to VBI stockholders in the $11 million private placement contemplated to be completed concurrently with the merger, which will represent approximately 19% of the shares of Paulson Common Stock on a fully diluted basis after the merger and the private placement).

Subject to, and immediately prior to the effective time of the merger, all outstanding convertible debt securities issued by VBI will be converted into capital stock of VBI, and at the effective time of the merger, VBI shall have no convertible notes or other indebtedness outstanding (other than the Venture Debt, as defined in the Merger Agreement). At the effective time of the merger, each outstanding option to purchase a share of VBI common stock, whether vested or unvested, and so long as such option has not, prior to the effective time of the merger, been exercised, cancelled, terminated or expired, will be deemed to constitute an option to purchase, on the same terms and conditions, a number of shares of Paulson Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of VBI common stock subject to such option multiplied by (ii) the Exchange Ratio (defined above), at an exercise price per share of Paulson Common Stock equal to the quotient of (i) the exercise price per share of VBI common stock (rounded up to the nearest cent) subject to such option divided by (ii) the Exchange Ratio.

The Registrant and VBI each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of the Registrant and VBI to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the merger.

The obligation of the parties to consummate the merger is subject to a number of closing conditions, including, among other customary conditions:

•

the Registrant’s stockholders will have approved the merger proposal at a special meeting of its shareholders to be held at a time and place to be determined, and VBI stockholders will have approved the merger;

•

ten days shall have elapsed since an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder has been filed by the Registrant with the SEC and transmitted to the stockholders of the Registrant in accordance with Rule 14f-1;

•

VBI must have paid the reasonable legal fees on an accountable basis incurred by the Registrant on or prior to the effective date of the merger in connection with the preparation and negotiation of the documents prepared in connection with the merger and the closing of the transactions contemplated by the Merger Agreement or other documents prepared in connection with the merger;

•

the directors, officers and certain VBI stockholders must have entered into voting agreements at the time of execution of the Merger Agreement representing not less than fifty and one tenths percent (50.1%) voting power of VBI’s capital stock in support of the merger;

•	VBI must not have any material indebtedness for money borrowed (other than a venture debt facility for up to $6,000,000 to be entered into by VBI contemporaneously with the closing of the merger);

•	the name of Paulson Capital (Delaware) Corp. must have been changed to “VBI Vaccines Inc.”;

•

the Registrant must have delivered to Broadridge Financial Solutions (the escrow agent) (or another escrow agent mutually agreed upon by the Registrant and VBI) instructions as to the reserve for issuance of the number of shares of Paulson Common Stock equal to $1,000,000 divided by the price per share used in the private placement (described in the Merger Agreement) and must have deposited or caused to be deposited $250,000 with the escrow agent, each allocated among the VBI stockholders as provided in the Merger Agreement, as the sole source of recovery by VBI (absent fraud) for damages resulting from breaches of any representations, warranties or covenants of the Registrant or Merger Sub under the Merger Agreement;

•

the Registrant must have furnished to VBI the Liquidating Trust Indemnification Agreement (as defined in the Merger Agreement), pursuant to which the Liquidating Trust agrees to guarantee the Registrant's indemnification obligations in the Merger Agreement, substantially in the form attached to the Merger Agreement as Exhibit F, executed by the Registrant and the duly authorized representative of the Liquidating Trust (as defined in the Merger Agreement);

•

holders of approximately 40% of all Paulson Common Stock must have entered into voting agreements with the Registrant at the time of executing the Merger Agreement in form and substance acceptable to VBI and the Registrant in support of the merger;

•

the Registrant’s Board must have, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and effective upon the effective time of the merger: (i) increased the Registrant's Board to seven directors; (ii) elected to the Registrant's Board (a) the following five VBI director designees: Jeff Baxter, Steven Gillis (Chairman), Michael Steinmetz, Michel De Wilde and Sam Chawla; and (b) Trent Davis and Alan Timmins, as the two designees of the Registrant; and (iii) appointed as the officers of the Registrant Jeff Baxter, President & CEO; David Anderson, Senior Vice President Research; Egidio Nascimento, Chief Financial Officer; Marc Kirchmeier, Vice President, Formulations; and T. Adam Buckley, Vice President, Operations & Project Management;

•

each of the officers and directors of the Registrant immediately prior to the effective time of the merger, other than Trent Davis and Alan Timmins, must have delivered duly executed resignations from their positions with the Registrant effective immediately after the effective time of the merger;

•

VBI and the Registrant must have in escrow for the benefit of the surviving company in the merger aggregate gross proceeds of at least $11,000,000 (rounded up to the nearest thousand) (or such lesser amount agreed to in writing by VBI in its sole discretion) received pursuant to a private placement of Paulson Common Stock solely to accredited investors in compliance with the exemption from registration provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D thereunder, on terms satisfactory to VBI and the Registrant; and the conditions to closing such private placement must have been satisfied and such amount of gross proceeds must be unencumbered cash available to the surviving company in the merger at the effective time of the merger;

•

the Registrant shall have no liabilities except for the reasonable legal fees on an accountable basis incurred by the Registrant on or prior to the effective date of the merger in connection with the preparation and negotiation of the documents in connection with the merger and the closing of the transactions contemplated by the Merger Agreement or such other documents prepared in connection with the merger;

•

holders of no more than five percent (5%) of the outstanding shares of VBI common stock and Series A Preferred Stock will have exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the Delaware General Corporation Law;

•

the Registrant shall have entered into definitive documentation, reasonably acceptable to VBI, whereby the Registrant’s ownership in its operating subsidiary, Paulson Investment Company, Inc. (“PIC”) shall be reduced to 0.01%, pursuant to the plan set forth in Exhibit E to the Merger Agreement (the “Existing Sub Ownership Plan”), by the issuance of equity securities to holders of convertible promissory notes of PIC and to members of PIC’s management team;

•

NASDAQ must have approved an initial listing application of VBI on a post-merger basis for purposes of listing of Paulson Common Stock on NASDAQ following the merger; also the Registrant must be in compliance with all of NASDAQ’s criteria for continued listing, the staff of NASDAQ shall not have appealed the decision of the NASDAQ Hearings Panel set forth in the letter, dated February 19, 2014, from NASDAQ to the Registrant, Paulson Common Stock shall continue to be listed on NASDAQ from the date of the Merger Agreement through the closing of the merger, the Paulson Common Stock must be listed on NASDAQ from the closing of the merger until the effective time of the merger, and prior to the effective time of the merger, Paulson Common Stock shall be FAST eligible with the Depository Trust Company (“DTC”);

•

the Registrant must have completed the actions voted upon at the Annual Meeting of Shareholders as described in the Registrant’s Definitive Proxy Statement on Schedule 14A filed by the Registrant with the SEC on October 18, 2013;

•

the Registrant must have available not less than $5,250,000 in unencumbered cash invested by those investors who subscribed to purchase securities of the Registrant on July 25, 2013 (each a "July 2013 Investor") or their designees pursuant to the series of agreements described in the Current Report on Form 8-K/A filed with the SEC by the Registrant on August 30, 2013 (the “July 2013 Financing Documents”), all of the conditions to closing the transactions contemplated by the July 2013 Financing Documents must have been satisfied at or prior to the effective time of the merger and the $5,250,000 gross proceeds resulting from such closing must have been released from escrow to the Registrant at or prior to the effective time of the merger;

•

the Registrant shall have no material indebtedness for money borrowed except as directly attributable to PIC as set forth in the Merger Agreement and presented in the Registrant's financial statements provided pursuant to the Merger Agreement solely for the purpose of complying with ASC 810 – Consolidation; notwithstanding however that contemporaneously with the closing of the merger, the Registrant may issue up to $6 million in principal amount of non-convertible venture debt instruments to venture debt investors approved by VBI, including, without limitation, Perceptive Advisors LLC or its affiliated investment vehicles;

•	the Registrant's Class A Warrants must have been exchanged for Paulson Common Stock;

•	the Registrant’s Class B Warrants must have been converted into Paulson Common Stock (or modified or exchanged for a new class of preferred stock of the Registrant);

•	all of the Registrant's Series A Preferred Stock issued pursuant to the July 2013 Financing Documents must have been converted to Paulson Common Stock;

•	the Registrant must have no issued or outstanding shares of its preferred stock that have preferential rights over the Paulson Common Stock;

•	the Registrant’s organizational documents must have been amended to delete the certificate of designation of its Series A Preferred Stock;

•

the Interest Preservation Letter Agreement included in the July 2013 Financing Documents must have been terminated and must not be deemed a “Dilutive Acquisition” and must have no effect with respect to the merger or any issuances prior thereto;

•

The July 2013 Investors must not have any continuing “most favored nation” rights, registration rights (provided the provisions of Rule 144 are then applicable), anti-dilution rights (other than standard proportionate adjustments for stock splits or dividends, stock combinations, recapitalizations and similar events) or any other special investor rights except as may be granted to all investors in the above described $11,000,000 private placement;

•

the Registrant must not have outstanding special investor rights (such as anti-dilution rights or registration rights) of holders of Paulson Common Stock and preferred stock other than registration rights of the July 2013 Investors if no Rule 144 resale exemption is available to them and other than as may be granted to all the investors in the private placement;

•

the Registrant must have prepaid general liability, representations and warranties insurance (insuring VBI against damages resulting from any breach of the Registrant's representations and warranties under the Merger Agreement) if available on terms acceptable to the Registrant and VBI, and directors and officers tail insurance policies in effect, naming VBI (where possible and/or applicable) and its affiliates as additional insured parties; and PIC must have prepaid general liability, errors and omissions, employment practices liability and directors and officers insurance policies in effect, including, without limitation, a tail policy, naming the Registrant and VBI (where possible and/or applicable) and their respective affiliates as insured parties;

•

prior to the effective time of the merger, PIC shall have (i) obtained all requisite consents or approvals of FINRA pursuant to FINRA Conduct Rule 1017 relating to the change in equity ownership of PIC that may be deemed to result as a consequence of (A) the merger and (B) the issuances of PIC (or its successor) equity interests upon conversion of notes of PIC, in exchange for PIC Series B Preferred Stock and to PIC's management, as further described in the Existing Sub Ownership Plan and (ii) entered into and performed its obligations under the FINRA filing agreement by and among VBI, PIC and the Registrant, pursuant to which PIC is obligated, among other things, to file a continuing membership application with FINRA pursuant to FINRA Rule 1017 no later than 3 days following the date of the Merger Agreement;

•

the Registrant must have filed an amendment to its Certificate of Incorporation setting forth a certificate of designation of a new class of preferred stock of the Registrant (as required by the terms of secured convertible promissory notes issued by VBI in March 2014) that will not have any economic or voting preferences over the common stock of the Registrant but will have limits on the amount of common stock that may be issued upon conversion of such preferred stock;

•

the Registrant must have obtained stockholder approval of the reverse split proposal and effected a reverse split of the outstanding Paulson Common Stock if required for its market price on the NASDAQ Capital Market to be at least $4.00 per share at the closing of the merger or for such longer period as is required by the listing rules of the NASDAQ Capital Market;

•	the Registrant must have obtained stockholder approval of the VBI Vaccines Inc. 2014 Equity Incentive Plan, to become effective upon the closing of the merger;

•

the Registrant must have obtained all approvals required to amend, and shall have amended, its Certificate of Incorporation to effect the new certificate of incorporation proposals and such other amendments thereto as VBI shall reasonably request prior to the initial filing with the SEC of the applicable proxy statement by the Registrant;

•

Middlebury Securities, LLC and Evolution Venture Partners, LLC must have entered into lock-up agreements in form and substance acceptable to VBI covering such number of shares of Paulson Common Stock acceptable to VBI; and

•

each leak-out agreement executed by the July 2013 Investors shall be in effect and binding upon the July 2013 Investors and there shall be no uncured breach by the Registrant that, with the passage of time, could cause the termination of any such leak-out agreement in accordance with its terms.

The Merger Agreement contains certain other termination rights for each of the Registrant and VBI, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by July 25, 2014. In addition, VBI has the right to terminate the Merger Agreement if the Registrant becomes subject of any proceeding of NASDAQ to delist the Registrant.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Registrant, VBI or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant, VBI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Voting Agreements of Certain VBI Stockholders and Certain Stockholders of the Registrant

Concurrently with the execution of the Merger Agreement, certain majority stockholders of VBI and a holder of approximately 40% of the Paulson Common Stock, respectively, have entered into Voting Agreements, referred to as the “voting agreements,” pursuant to which those VBI stockholders and such stockholder of the Registrant have, among other matters, agreed to support the merger and the other transactions contemplated by the merger.

Under the voting agreements, in addition to agreeing to vote in favor of approval of the merger and the Merger Agreement and the transactions contemplated thereby, each VBI stockholder and such stockholder of the Registrant party to a voting agreement have agreed to not transfer, sell, offer to sell, exchange, assign, pledge or otherwise dispose of or encumber any of the VBI stock or stock of the Registrant held by such stockholders prior to the merger becoming effective, the termination of the Merger Agreement or the amendment of the voting agreement in a manner adverse to the stockholder, whichever occurs first.

The foregoing description of the voting agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the voting agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Leak-Out and Lock-Up Agreements

Under the leak-out agreement entered into by each of the July 2013 Investors, each July 2013 Investor has agreed to certain sale and transfer restrictions with respect to the Registrant's securities acquired from the Registrant in connection with the private placement described in the July 2013 Financing Documents.

Specifically, pursuant to the leak-out agreement, each July 2013 Investor individually agrees as follows:

•     From the date of execution of the Merger Agreement until the earliest of (i) the closing of the merger, (ii) the termination of the Merger Agreement, (iii) 60 days following July 25, 2014, and (iv) any breach by the Registrant of any term of the leak-out agreement or the favored nations provision of the July 2013 subscription agreement that is not cured within five business days following delivery of written notice of such breach by one of the July 2013 Investors, as applicable, to the Registrant:

●     It shall sell, in any calendar month, no more than the greater of (i) 400,000 shares and (ii) the difference of (A) 800,000 shares less (B) the aggregate number of shares sold by it and its affiliates, successors and assigns, collectively, in the calendar month immediately prior to the calendar month in which such date of determination occurs; and

●     It shall not sell any shares for less than $1.00 per share.

•     If the closing of the merger occurs on or before the 60th day following July 25, 2014, then from the closing date of the merger until the earliest of (i) 180 days thereafter, (ii) the time of filing with the SEC by the Registrant (or any of its subsidiaries) of any registration statement (other than on Form S-8) with respect to the issuance or resale of any securities of the Registrant (or any of its subsidiaries) (other than a registration statement solely registering shares held by either of the July 13 Investors or their respective affiliates, successors or assigns), (iii) the time of release, in whole or in part, of any shares of the Registrant from all, or any part, of any leak-out agreement, transfer or sale restrictions set forth in any other leak-out agreement entered into in connection with the merger or otherwise, and (iv) any breach by the Registrant of any term of the leak-out agreement or the favored nations provision of the July 2013 subscription agreement that is not cured within five business days following delivery of written notice of such breach by either of the July 2013 Investors, as applicable, to the Registrant:

●     It shall sell, in any calendar month, no more than the greater of (i) 500,000 shares and (ii) the difference of (A) 800,000 shares less (B) the aggregate number of shares sold by it and its affiliates, successors and assigns, collectively, in the calendar month immediately prior to the calendar month in which such date of determination occurs; and

●     It shall not sell any shares for less than $0.50 per share.

The foregoing leak-out restrictions shall not apply as to any sale by the selling entity at a price per share of Paulson Common Stock equal to or greater than $3.00.

The foregoing descriptions of the leak-out agreements does not purport to be complete, and are qualified in their entirety by reference to the full text of the leak-out agreements, which are filed herewith as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

In connection with the issuance of shares of Paulson Common Stock to Middlebury Securities, LLC (“Middlebury”) and Evolution Venture Partners, LLC (“Evolution”), if the placement agent fee proposal described in the proxy statement to be filed by the Registrant in connection with the approval of the merger receives the requisite stockholder approval, Middlebury and Evolution will each be required to enter into a lock-up agreement for a period of two years in form and substance acceptable to VBI covering such number of shares of Paulson Common Stock as is acceptable to VBI.

FINRA Filing Agreement

Concurrently with the execution of the Merger Agreement, the Registrant, PIC and VBI entered into a FINRA filing agreement, pursuant to which PIC is obligated, among other things, to file a continuing membership application with FINRA pursuant to FINRA Conduct Rule 1017 no later than 3 business days following the date of the Merger Agreement to seek approval of the merger and the restructuring of PIC contemplated by the Existing Sub Ownership Plan, which application was timely filed on May 13, 2014.

The foregoing description of the FINRA filing agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the FINRA filing agreement, which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Liquidating Trust Indemnification Agreement

Upon consummation of the merger, VBI, the Registrant and the duly authorized representative of the Liquidating Trust (as defined in the Merger Agreement) will enter into a liquidating trust indemnification agreement pursuant to which the Liquidating Trust agrees to guarantee the Registrant's indemnification obligations in the Merger Agreement.

The foregoing description of the liquidating trust indemnification agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of liquidating trust indemnification agreement, which is included as Exhibit F to the Merger Agreement filed herewith as Exhibit 2.1 and is incorporated herein by reference.

New Employment Arrangements

Concurrently with the execution of the Merger Agreement, certain VBI executive officers who are expected to remain with the surviving corporation of the merger have entered into agreements with Registrant, the Merger Sub, or an affiliate of Registrant or the Merger Sub. Please see Item 5.02 below for a description of these employment agreements.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective following the merger and only if the merger is consummated, the Registrant has agreed to employ the following VBI officers in the following positions with the Registrant: Jeff Baxter, Chief Executive Officer; Egidio Nascimento, Chief Financial Officer; and Dr. David Anderson, Senior Vice President, Research. Each of Messrs. Baxter and Nascimento and Dr. Anderson entered into an employment agreement with the Registrant as described more fully below.

Mr. Baxter, age 52, joined VBI in September of 2009, and has served as Chief Executive Officer and a member of the Board of Directors of VBI since September 2009. Previously, he was a managing partner of The Column Group, a venture capital firm. Until July of 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience, he has held line management roles in commercial, manufacturing and IT and the office of the CEO. His most recent position in R&D included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK’s in-house $125 million venture capital fund). He also chaired GSK’s R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (FCMA).

Pursuant to an employment agreement dated May 8, 2014 between Jeff Baxter and the Registrant, Mr. Baxter is to be employed as the Registrant’s Chief Executive Officer, effective upon the merger. Pursuant to this agreement, Mr. Baxter shall receive an initial annual salary in the amount of $385,000. Mr. Baxter may be eligible for options to purchase common stock of the Registrant in the Board’s discretion. Any outstanding options shall accelerate fully if Mr. Baxter is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Baxter is eligible to be considered for an annual cash bonus of up to fifty percent (50%) of his then applicable base salary based on Mr. Baxter meeting certain performance objectives, and if Mr. Baxter is dismissed from employment by the Registrant for any reason other than “cause,” the Registrant is obligated to pay Mr. Baxter severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Mr. Nascimento, age 48, joined Variation Biotechnologies Inc., a wholly owned subsidiary of VBI, in 2005, and has served as Chief Financial Officer of VBI since December 2006, with experience in finance and accounting, having previously worked as Vice President of Finance at Genome Canada and as CFO of two start-up companies. Subsequent to starting and managing a new & emerging business group in Ottawa, Ontario he has focused his career on managing and securing financing for leading-edge technology and biotechnology companies. During his career, he has played a key role in helping six companies raise over $205 million in capital and is currently on the board of several private for-profit and not-for-profit organizations. Mr. Nascimento is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) and holds a Bachelor of Commerce degree from the University of Ottawa, Canada.

Pursuant to an employment agreement dated May 8, 2014 between Egidio Nascimento and the Registrant, Mr. Nascimento is to be employed as the Registrant’s Chief Financial Officer, effective upon the merger. Pursuant to this agreement, Mr. Nascimento shall receive an initial annual salary in the amount of $240,000. Mr. Nascimento may be eligible for options to purchase common stock of the Registrant in the Board’s discretion. Any outstanding options shall accelerate fully if Mr. Nascimento is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Nascimento is eligible to be considered for an annual cash bonus of up to twenty-five percent (25%) of his then applicable base salary based on Mr. Nascimento meeting certain performance objectives, and if Mr. Nascimento is dismissed from employment by the Registrant for any reason other than “cause,” the Registrant is obligated to pay Mr. Nascimento severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

Dr. Anderson, age 43, is an immunologist with expertise in the areas of vaccine development, autoimmunity and tumor immunology. Dr. Anderson joined VBI full time as Vice President of Immunology in 2009 from Harvard Medical School, where he held a position as Assistant Professor. As a co-founder of VBI and Vice President of Research, Dr. Anderson is an inventor on many of VBI’s patents and actively manages VBI’s research operation. Dr. Anderson holds a Ph.D. from Harvard University and a B.S. from the University of California at Davis.

Pursuant to an employment agreement dated May 8, 2014 between David Anderson and the Registrant, Dr. Anderson is to be employed as the Registrant’s Senior Vice President, Research, effective upon the merger. Pursuant to this agreement, Dr. Anderson shall receive an initial annual salary in the amount of $250,000. Mr. Anderson may be eligible for options to purchase common stock of the Registrant in the Board’s discretion. Any outstanding options shall accelerate fully if Dr. Anderson is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Dr. Anderson is eligible to be considered for an annual cash bonus of up to thirty-five percent (35%) of his then applicable base salary based on Dr. Anderson meeting certain performance objectives, and if Dr. Anderson is dismissed from employment by the Registrant for any reason other than “cause,” the Registrant is obligated to pay Dr. Anderson severance compensation equal to six months plus one month for every full year of service up to a maximum of 12 months.

The foregoing descriptions of the employment agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the employment agreements, which are filed herewith as Exhibits 10.9, 10.10 and 10.11 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger (incorporated by reference to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014)
10.1	Voting Agreement with Clarus Lifesciences I, L.P.*
10.2	Voting Agreement with Arch Venture Fund VI, L.P.*
10.3	Voting Agreement with 5AM Ventures, L.P.*
10.4	Voting Agreement with 5AM Co-Investors II, L.P.*
10.5	Voting Agreement between Variation Biotechnologies (US), Inc. and Paulson Family LLC*
10.6	Leak-Out Agreement No. 1*
10.7	Leak-Out Agreement No. 2*
10.8	FINRA Filing Agreement (incorporated by reference to Exhibit G to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014)
10.9	Employment Agreement with Jeff Baxter*
10.10	Employment Agreement with Egidio Nascimento*
10.11	Employment Agreement with David Anderson*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL (DELAWARE) CORP.

Date: May 14, 2014	By:	/s/ Trent D. Davis
Trent D. Davis
President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger (incorporated by reference to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014)
10.1	Voting Agreement with Clarus Lifesciences I, L.P.*
10.2	Voting Agreement with Arch Venture Fund VI, L.P.*
10.3	Voting Agreement with 5AM Ventures, L.P.*
10.4	Voting Agreement with 5AM Co-Investors II, L.P.*
10.5	Voting Agreement between Variation Biotechnologies (US), Inc. and Paulson Family LLC*
10.6	Leak-Out Agreement No. 1*
10.7	Leak-Out Agreement No. 2*
10.8	FINRA Filing Agreement (incorporated by reference to Exhibit G to Annex A to the Registrant’s Preliminary Proxy Statement on Schedule 14A filed with the Commission on May 9, 2014)
10.9	Employment Agreement with Jeff Baxter*
10.10	Employment Agreement with Egidio Nascimento*
10.11	Employment Agreement with David Anderson*

*Filed herewith